Exhibit (a)(1)(E)

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CIRCOR International, Inc.

at

$45.00 Net Per Share

by

CR Acquisition Company

a wholly owned subsidiary of

Crane Co.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 17, 2019, and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the offer by CR Acquisition Company, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Crane Co., a Delaware corporation (“Crane”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CIRCOR International, Inc., a Delaware corporation (“CIRCOR”), at a price of $45.00 per Share, net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal. We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

Your attention is directed to the following:

1.	The tender price is $45.00 per Share, net to you in cash, without interest and less any required withholding taxes.

2.	The Offer and withdrawal rights expire at 5:00 P.M., New York City time, on July 16, 2019, unless extended (as extended, the “Expiration Date”).

3.

Consummation of the Offer is conditioned upon, among other things, (i) there being validly tendered and not withdrawn before the expiration of the Offer a number of Shares which, together with the Shares then owned by Crane and its subsidiaries, represents at least a majority of the total number of Shares outstanding on a fully diluted basis, (ii) Crane, the Purchaser and CIRCOR having entered into a definitive merger agreement with respect to the acquisition of CIRCOR by Crane providing for a second step merger pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with CIRCOR surviving as a wholly owned subsidiary of Crane, without the requirement for approval of any stockholder of CIRCOR, to be effected as soon as practicable following the consummation of the Offer, (iii) the CIRCOR Board having approved the Offer under Section 203 of the DGCL or the Purchaser being satisfied, in its sole discretion, that Section 203 of the DGCL is inapplicable to the Offer and the merger (the “Proposed Merger”) of CIRCOR and the Purchaser as described in the Offer to Purchase (and as contemplated by the definitive merger agreement described above), (iv) the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any necessary approvals or waiting periods under the laws of any foreign jurisdictions applicable to the purchase of Shares pursuant to the Offer having expired or been terminated or obtained, as applicable, without any actions or proceedings having been threatened or commenced by any federal, state or foreign government, governmental authority or agency seeking to challenge the Offer or the Proposed Merger on antitrust grounds, as described in the Offer to Purchase (however, Crane or the Purchaser may, but need not, extend the Offer if consummation of the

Offer is delayed pursuant to a request for additional information or document material by any federal, state or foreign government, governmental authority or agency on antitrust grounds), and (v) CIRCOR not being a party to any agreement or transaction having the effect of impairing, in the reasonable judgment of the Purchaser, the Purchaser’s or Crane’s ability to acquire the Shares or CIRCOR or otherwise diminishing the expected value to Crane of the acquisition of CIRCOR. See “The Offer—Section 14—Conditions of the Offer” of the Offer to Purchase for a list of additional conditions to the Offer.

4.

Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. We are not aware of any state where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will tenders be accepted from or on behalf of, the holders of Shares in that state.

Payment for Shares purchased pursuant to the Offer will in all cases be made only after timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (i) certificates representing the Shares tendered or timely confirmation of the book-entry transfer of such Shares into the account maintained by the Depositary at The Depository Trust Company (the “Book-Entry Transfer Facility”), pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent’s Message (as defined in the Offer to Purchase), in connection with a book-entry delivery, and (iii) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when certificates for or confirmations of book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility are actually received by the Depositary.

Instruction Form with Respect to

Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

CIRCOR International, Inc.

at

$45.00 Net Per Share

by

CR Acquisition Company

a wholly owned subsidiary of

Crane Co.

CR Acquisition Company, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Crane Co., a Delaware corporation, is offering to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of CIRCOR International, Inc., a Delaware corporation, at a price of $45.00 per Share, net to the seller in cash, without interest and less any required withholding taxes. The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 17, 2019 (the “Offer to Purchase”), and the related Letter of Transmittal that accompanies the Offer to Purchase (the “Letter of Transmittal”) (which, together with any amendments or supplements thereto, collectively constitute the “Offer”).

The undersigned hereby instruct(s) you to tender the number of Shares indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

The undersigned understand(s) and acknowledge(s) that all questions as to validity, form, eligibility (including time of receipt) and acceptance of any certificate representing Shares submitted on its behalf to Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), will be determined by the Purchaser and/or its affiliates (which may delegate power in whole or in part to the Depositary) in its and/or their discretion.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Number of Shares to be Tendered:

                                                  Shares*

Dated                     , 2019

*	Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

SIGN HERE

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